UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Brickell Biotech, Inc.

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BRICKELL BIOTECH, INC.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 20, 2020
TO THE STOCKHOLDERS OF BRICKELL BIOTECH, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Brickell Biotech, Inc., a Delaware corporation (the “Company”), will be held on Monday, April 20, 2020, at 10:00 a.m. (Mountain Time) at the offices of Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, Colorado 80301, for the following purposes:

1.
To elect two nominees named herein as Class I directors to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are elected and to elect three nominees named herein as Class III directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors are elected;

2.	To approve and adopt the Company’s 2020 Omnibus Long-Term Incentive Plan;

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the accompanying proxy statement;

4.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers;

5.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has fixed the close of business on March 13, 2020, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ ROBERT B. BROWN
Robert B. Brown
Chief Executive Officer

Boulder, Colorado
March 30, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2020.

This Notice of Annual Meeting, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.

BRICKELL BIOTECH, INC.
5777 Central Avenue, Suite 102
Boulder, CO 80301
(720) 505-4755
PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 20, 2020
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these materials?
We have provided you this proxy statement and, if this proxy was mailed to you, the enclosed proxy card, because the Board of Directors of Brickell Biotech, Inc. (the “Company”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may follow the instructions below to submit your proxy on the Internet.
We intend to mail a notice regarding the availability of proxy materials to our stockholders of record and to make this proxy statement available on or about March 30, 2020. We will pay for the cost of soliciting proxies to vote at the Annual Meeting.
What am I voting on?
There are five matters scheduled for a vote:

•
Election of the two nominees named herein as Class I directors to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are elected and election of the three nominees named herein as Class III directors to serve until the 2022 Annual Meeting of Stockholders and until their respective successors are elected;

•	Approval and adoption of the Company’s 2020 Omnibus Long-Term Incentive Plan;

•	An advisory approval of the compensation of the Company’s named executive officers, as described in this proxy statement;

•	An advisory approval of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers; and

•
Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2020.

Why did I receive a Notice Regarding the Availability of Proxy Materials?
In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we make our proxy materials available to our stockholders on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on March 13, 2020, will be entitled to vote at the Annual Meeting. On this record date, there were 9,669,402 shares of the Company’s common stock outstanding and entitled to vote.
Am I a stockholder of record?
If at the close of business on March 13, 2020, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record.
What if my shares are not registered directly in my name but are held in street name?
If at the close of business on March 13, 2020, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account.
If I am a stockholder of record of the Company’s shares, how do I cast my vote?
If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the telephone, on the Internet, or using a proxy card that you may request or that we may elect to deliver at a later time.
The procedures for voting by proxy are as follows:

•	To vote by proxy on the Internet, go to http://www.proxyvote.com to complete an electronic proxy card.
•
To vote by proxy using a proxy card that may be delivered, complete, sign and date your proxy card and return it promptly in the envelope provided. If you wish to request a proxy card, please follow the instructions for requesting proxy materials in the Notice.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on a proxy card that may be delivered under the heading “Vote by Phone” and follow the recorded instructions.
If you vote by proxy, your vote must be received by 11:59 p.m. Eastern Time on April 19, 2020, to be counted.
We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of the Company’s shares, how do I vote?
If you are a beneficial owner of shares held in street name and you received a Notice by mail, you should have received the Notice from the organization that is the record owner of your shares rather than from us. Beneficial owners who received a Notice by mail from the record owner should follow the instructions included in the Notice to view the proxy statement and transmit their voting instructions. Beneficial owners who wish to vote in person at the Annual Meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.
What types of votes are permitted on each proposal?
For Proposal 1, the election of the nominees named herein as directors, you may either vote “For” each nominee to the Board of Directors or you may “Withhold” your vote for any of the nominees. For the other matters to be voted on, you may vote “For” or “Against” or you may “Abstain” from voting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted toward the vote total for each proposal, and will have the same effect as “Against” votes. A “broker non-vote” occurs when a stockholder of record, such as a broker, holding shares for a beneficial owner does not vote on a particular item because the stockholder of record does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted toward the presence of a quorum but will not be counted toward the vote total for any proposal. Proposal 5 (ratification of Ernst & Young LLP) is the only proposal that is considered “routine” under Nasdaq Stock Market (“Nasdaq”) rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020, even if the broker or other nominee does not receive voting instructions from you.
Is voting confidential?
Yes. Only the inspector of elections and our employees who have been assigned the responsibility for overseeing the legal aspects of the Annual Meeting, and Broadridge Financial Solutions, Inc. (“Broadridge”), our proxy solicitor, will have access to your proxy card. The inspector of elections will tabulate and certify the vote. Any comments written on the proxy card will remain confidential unless you ask that your name be disclosed.

How many votes are needed to approve each proposal?

•
For Proposal 1, the election of the nominees named herein as Class I and Class III directors, the nominees named herein receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will be counted toward the presence of a quorum but will have no effect on the result of the vote.

•
Proposal 2, the approval and adoption of the Company’s 2020 Omnibus Long-Term Incentive Plan, will be approved if it receives a “For” vote from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will be counted toward the presence of a quorum but will have no effect on the result of the vote.

•
Proposal 3, the advisory approval of the compensation of the Company’s named executive officers, will be approved if it receives a “For” vote from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. An “Abstain” vote will have the same effect as an “Against” vote. Broker non-votes will be counted toward the presence of a quorum but will have no effect on the result of the vote.

•
For Proposal 4, the advisory approval of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers, the option of every year, every two years or every three years that receives the highest number of votes cast by stockholders (either in person or by proxy) will reflect the frequency for future say-on-pay votes that has been selected by stockholders. Broker non-votes will be counted toward the presence of a quorum but will have no effect on the result of the vote.

•
Proposal 5, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020, will be approved if it receives a “For” vote from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. An “Abstain” vote will have the same effect as an “Against” vote. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on Proposal 5, even if the broker or other nominee does not receive voting instructions from you. Broker non-votes will be counted toward the presence of a quorum but will have no effect on the result of the vote.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of the Company’s common stock you owned as of the close of business on March 13, 2020.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least one-third (1/3) of the outstanding shares are present at the meeting or represented by proxy. At the close of business on the record date for the meeting, there were 9,669,402 shares outstanding and entitled to vote. Thus 3,223,134 shares must be present at the Annual Meeting or represented by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. If there is no quorum, a majority of the votes present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
What does it mean if I receive more than one Notice or proxy card?
If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the five nominees for director in Proposal 1, “For” Proposal 2, the approval and adoption of the Company’s 2020 Omnibus Long-Term Incentive Plan, “For” Proposal 3, the advisory approval of the compensation of the Company’s named executive officers, for “3 Years” in Proposal 4, the advisory approval of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers, and “For” Proposal 5, the ratification of the selection of Ernst & Young LLP. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
What are the Costs of Soliciting these Proxies?
We will pay all of the costs of soliciting these proxies. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged Broadridge to assist us in soliciting proxies for the Annual Meeting. We will pay Broadridge a base fee of $6,995, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Broadridge will be approximately $10,000.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;
•	You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary at 5777 Central Avenue, Suite 102, Boulder, CO 80301; or
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

What is the deadline to submit a proposal for inclusion in the proxy materials for the 2021 Annual Meeting?
To be eligible for inclusion in the proxy materials for the 2021 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company’s Corporate Secretary not less than 90 calendar days nor more than 120 calendar days prior to the date of our 2021 Annual Meeting of Stockholders. Stockholder proposals should be addressed to Brickell Biotech, Inc., Attn: Corporate Secretary, 5777 Central Avenue, Suite 102, Boulder, CO 80301.
What procedure should I follow if I intend to present a proposal or nominate a director from the floor at the 2021 Annual Meeting of Stockholders?
If you wish to submit a proposal that is to be included in next year’s proxy materials, you generally must do so not less than 90 calendar days nor more than 120 calendar days prior to the date of our 2021 Annual Meeting of Stockholders in order for the proposal to be considered at the meeting. If you wish to submit a director nomination for consideration at our 2021 Annual Meeting of Stockholders, you must do so by delivering at least 120 days prior to the meeting a written recommendation to the Nominating and Corporate Governance Committee. All proposals and nominations must be submitted in writing to Brickell Biotech, Inc., Attn: Corporate Secretary, 5777 Central Avenue, Suite 102, Boulder, CO 80301. You are also advised to review the Company’s Bylaws, which you may request in writing from the Company’s Corporate Secretary at the address above and which contain additional requirements about advance notice of stockholder proposals and director nominations.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. We expect to report final voting results in a current report on Form 8-K within four business days after the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
On August 31, 2019, the Delaware corporation formerly known as “Vical Incorporated” completed a reverse merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated June 2, 2019, as amended by Amendment No. 1 to the Agreement and Plan of Merger and Reorganization, dated August 20, 2019, and as further amended on August 30, 2019 (the “Merger Agreement”), by and among Vical Incorporated (“Vical”), Brickell Biotech, Inc. (“Private Brickell”) and Victory Subsidiary, Inc., a wholly-owned subsidiary of Vical formed in connection with the Merger (the “Merger Sub”), pursuant to which the Merger Sub merged with and into Brickell Biotech, Inc. with Brickell Biotech, Inc. surviving the merger as a wholly-owned subsidiary of Vical (the “Merger”). Additionally, on August 31, 2019, immediately after the completion of the Merger, the Company changed its name from “Vical Incorporated” to “Brickell Biotech, Inc.” (the “Company”).
Following the consummation of the Merger, we established three classes of directors serving staggered three-year terms. Our Board is presently comprised of six directors and one vacancy. Class I currently consists of two directors, Class II currently consists of one director and Class III currently consists of three directors. The Company did not hold an Annual Meeting of Stockholders in 2019. Consequently, two Class I directors are to be elected at this Annual Meeting to serve until our 2023 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity, and three Class III directors are to be elected at the Annual Meeting to serve until our 2022 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified or until such director’s earlier resignation, removal from office, death or incapacity. The term of the Class II director expires at our 2021 Annual Meeting of Stockholders.
The nominees for Class I directors are George Abercrombie and Vijay B. Samant, and the nominees for Class III directors are Reginald L. Hardy, Gary A. Lyons and Robert B. Brown. All of these persons are currently directors of the Company and have been nominated for election by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors. It is our policy to encourage all directors to attend the Annual Meeting.
Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at a meeting. The nominees receiving the highest number of affirmative votes of the shares represented and entitled to vote at the Annual Meeting will be elected as directors of the Company. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. Shares represented by proxy cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and our management has no reason to believe that the nominees will be unavailable for election.
The Board of Directors Recommends a Vote FOR the Election of the Named Nominees.
Set forth below is biographical information as of March 1, 2020, for the nominees and each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among our executive officers or directors.

Name	Age	Position(s) Held with Brickell	Director Since
Reginald L. Hardy	61	Chairman of the Board	August 2019
George Abercrombie	64	Director	August 2019
Dennison T. Veru	58	Director	August 2019
Vijay B. Samant	73	Director	November 2000
Gary A. Lyons	68	Director	March 1997
Robert B. Brown	58	Chief Executive Officer and Director	August 2019
Nominees for Election for a Three-Year Term Expiring at the 2022 Annual Meeting
Reginald L. Hardy, Chairman of the Board
Mr. Hardy has over 30 years of experience in serving as the Chief Executive Officer and/or the President for publicly-traded and privately-held pharmaceutical companies. Prior to co-founding Private Brickell and serving as its Chief Executive Officer from inception in 2009 through 2018, Mr. Hardy was the co-founder and President of Concordia Pharmaceuticals, Inc., an oncology drug development company acquired by Kadmon Corporation, LLC in 2011. Mr. Hardy was co-founder and served as president of SANO Corporation, a pharmaceutical company focused on the development of novel transdermal drug delivery systems that was acquired by Elan Corporation in 1998, from 1992 to 1998. Prior to SANO, Mr. Hardy served as the president of the generics group at IVAX Corporation, a pharmaceutical company focused on the development and manufacture of medicines for pain, respiratory disease, oncology and women’s health. Mr. Hardy has also held various corporate roles with Hoechst-Roussel Pharmaceuticals, Inc. and Key Pharmaceuticals, Inc. Mr. Hardy earned his B.S. degree in pharmacy from the University of North Carolina—Chapel Hill and M.B.A. from UNC—Greensboro.
Robert B. Brown, Chief Executive Officer and Director
Mr. Brown joined Private Brickell as its Chief Executive Officer and Director in January 2019, after having spent over 30 years at Eli Lilly and Company (NYSE: LLY), where he most recently served as the Chief Marketing Officer and Senior Vice President of Marketing from 2009 through 2018. As Chief Marketing Officer, Mr. Brown was responsible for building and leading marketing capabilities across Eli Lilly and Company’s pharmaceutical business units, including diabetes, oncology, emerging markets and Lilly-BioMedicines, a business area focused on treatments for debilitating diseases. Prior to his role as Chief Marketing Officer, Mr. Brown held the position of Vice President and Chief Marketing Officer for Lilly USA from 2007 to 2009, in which he partnered with the business units to ensure Eli Lilly and Company continued to develop industry leading marketing capabilities, streamline and improve marketing processes, and transform marketing by building a consumer marketing center of excellence. From 2003 to 2007, Mr. Brown was the executive director of marketing for the Intercontinental region, including responsibility for Europe. As the head marketer for Eli Lilly and Company’s international operations, Mr. Brown was responsible for the marketing of all Eli Lilly and Company’s products outside the United States. Mr. Brown joined Eli Lilly and Company in 1985, after receiving a B.S. in economics from DePauw University and an M.S. in business administration from Indiana University. Mr. Brown currently serves on the board of trustees of Franklin College.
Gary A. Lyons, Director
Mr. Lyons has served as the President and Chief Executive officer of GL Advisors, a biotechnology advisory firm, since 2015. Mr. Lyons served as a member of the board of directors of Vical from 1997 until the consummation of the Merger in August 2019, as referenced above. Previously, Mr. Lyons held various positions with Neurocrine Biosciences, Inc. (Nasdaq: NBIX), a biopharmaceutical company, for 16 years through January 2008, including President, Chief Executive Officer and member of the board of directors. From 1983 to 1993, Mr. Lyons held various executive positions at Genentech, Inc., a biotechnology company, including Vice President of Business

Development, Vice President of Sales, and Director of Sales and Marketing. Mr. Lyons presently serves as a member of the board of directors of Neurocrine Biosciences, Inc. and Novus Therapeutics, Inc. (Nasdaq: NVUS) and is chairman of the board of directors of Rigel Pharmaceuticals, Inc. (Nasdaq: RIGL) and Retrophin, Inc. (Nasdaq: RTRX), all of which are publicly held biotechnology companies. In addition, Mr. Lyons served previously on the board of directors of PDL BioPharma, Inc., Facet Biotech Corporation, KaloBios Pharmaceuticals, Inc. and NeurogesX, Inc. Mr. Lyons holds a bachelor’s degree in marine biology from the University of New Hampshire and an M.B.A. degree from Northwestern University, JL Kellogg Graduate School of Management.
Nominees for Election for a Three-Year Term Expiring at the 2023 Annual Meeting
George B. Abercrombie, Director
Mr. Abercrombie served as a member of the board of directors of Private Brickell since 2010. Mr. Abercrombie is President and Chief Executive Officer of Abercrombie Advisors LLC, a pharmaceutical consulting firm, since 2011. Mr. Abercrombie served as Senior Vice President and Chief Commercial Officer of Innoviva, Inc. (Nasdaq: INVA), a royalty management company focused on respiratory assets partnered with Glaxo Group Limited, from June 2014 to September 2018. Mr. Abercrombie served as the President and Chief Executive Officer of Hoffmann-La Roche, Inc. (“Roche”) from 2001 to 2009 where he was primarily responsible for leading Roche’s North American Pharmaceutical Operations including the United States and Canada. Prior to joining Roche, Mr. Abercrombie served as Senior Vice President of U.S. Commercial Operations at Glaxo Wellcome Inc., with responsibilities encompassing pharmaceutical sales and marketing, electronic commerce, the U.S. managed care system, disease management, business planning and development, and late-stage clinical drug studies. He joined Glaxo Wellcome as Vice President and General Manager of the Glaxo Pharmaceuticals Division in 1993 following 10 years at Merck & Co., Inc. (NYSE: MRK) (“Merck”), where he held a broad range of positions in sales, marketing, executive sales management and business development. Mr. Abercrombie currently serves on the boards of directors of Biocryst Pharmaceuticals, Inc. (Nasdaq: BCRX), Hessian Pharmaceuticals, Inc., and the North Carolina GlaxoSmithkline Foundation. As an Adjunct Professor at Duke University’s Fuqua School of Business, he teaches second year M.B.A. candidates in Fuqua’s Health Sector Curriculum. Mr. Abercrombie received a B.S. degree in pharmacy from the University of North Carolina—Chapel Hill. He also earned an M.B.A. from Harvard University.
Vijay B. Samant, Director
Mr. Samant served as President and Chief Executive Officer of Vical from November 2000 until the consummation of the Merger in August 2019, as referenced above. Prior to joining Vical, he had 23 years of diverse U.S. and international sales, marketing, operations, and business development experience with Merck. From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. Mr. Samant holds a master’s degree in management studies from the Sloan School of Management at MIT, a master’s degree in chemical engineering from Columbia University, and a bachelor’s degree in chemical engineering from the University of Bombay, University Department of Chemical Technology. Mr. Samant was a member of the board of directors of AmpliPhi Biosciences Corporation from 2015 to 2019, a member of the board of directors of Raptor Pharmaceutical Corporation from 2011 to 2014, and a member of the board of directors for BioMarin Pharmaceutical Inc. from 2002 to 2004. Mr. Samant was a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010, a member of the Board of Trustees for the National Foundation for Infectious Diseases from 2003 to 2012, and a member of the Board of Trustees for the International Vaccine Institute in Seoul, Korea from 2008 to 2012.

Directors Continuing in Office Until the 2021 Annual Meeting
Dennison (Dan) T. Veru, Director
Mr. Veru served as a member of the board of directors of Private Brickell since 2012. Mr. Veru has served as Chief Investment Officer and Co-Chairman of Palisade Capital Management, an independent asset management firm, since 2000. Mr. Veru has oversight responsibilities for all the investment strategies at Palisade Capital Management involving publicly traded securities. From 1992 through 1999, Mr. Veru was the President and Director of Research at Awad Asset Management (“Awad”) and helped oversee the firm’s growth. Prior to Awad, Mr. Veru worked at Drexel Burnham Lambert and later at Smith Barney Harris Upham where he held a variety of analytical roles. In addition to his professional responsibilities, Mr. Veru is a member of the Board of Overseers of the St. Lukes and Roosevelt Hospital, a member of the finance committee of the Dwight-Englewood School, and a member of the board of directors of the McCarton School for Autistic Children. Mr. Veru graduated from Franklin & Marshall College.
CORPORATE GOVERNANCE AND BOARD AND COMMITTEE MATTERS
Independence of the Board of Directors
Under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of their family members, and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that all of our directors, except for Mr. Hardy and Mr. Brown, are independent directors within the meaning of the applicable Nasdaq listing standards.
See also “Certain Relationships and Related Person Transactions” below.
Board Leadership Structure and Risk Management
Our Chairman of the Board position is a non-executive position and is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with an independent, non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board.
The Board has an active role in overseeing the Company’s risk management. The Board regularly reviews information presented by management regarding the Company’s business and operations risks, including those relating to liquidity, regulatory and compliance, and monitors risk through Board reports and discussions regarding risk at Board meetings. The Board also reviews and approves corporate goals and budgets on an annual basis. Further, pursuant to its charter, the Audit Committee reviews with the Board any issues that may arise in the performance of its duties, including those relating to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and its Code of Business Conduct and Ethics.

The Compensation Committee monitors risk related to compensation policies and the Nominating and Corporate Governance Committee monitors risk related to governance and succession planning.
Insider Trading Policy
We have an insider trading policy which establishes guidelines for the trading of our stock by our employees and our directors. The policy specifically restricts trading in our stock by employees and directors during specified time periods generally surrounding the anticipated release of our annual or quarterly financial results. The policy also prohibits individuals that are deemed to be insiders from holding our stock in a margin account or pledging our stock as collateral for a loan at any time. In addition, the policy prohibits insiders from engaging in short sales, transactions in put or call options or derivative transactions (including but not limited to forward sale contracts, zero-cost collars or other hedging or monetization transactions) with respect to our stock at any time.
Corporate Governance Guidelines
We are committed to the diligent exercise of sound corporate governance principles. Our Board of Directors has adopted Corporate Governance Guidelines to provide assistance to the Board in managing Board composition, representation, function and performance. The Corporate Governance Guidelines are attached as an exhibit to the charter of our Nominating and Corporate Governance Committee, which is available on our website at www.brickellbio.com.
Executive Sessions
As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Stockholder Communications with the Board of Directors
Our Board of Directors has adopted a formal process for stockholder communications with the Board or individual directors. Information regarding this process is available on our website at www.brickellbio.com.
Committees of the Board of Directors
During the year ended December 31, 2019, our Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate under a written charter adopted by our Board, all of which are available on our website at www.brickellbio.com.

The following table provides membership and meeting information as of and for the partial year from the Merger date of September 1, 2019 to December 31, 2019, for each of the committees:

Name	Audit		Compensation		Nominating/ Governance
George B. Abercrombie, R.Ph., MBA	X				X	*
Robert B. Brown
Reginald Hardy, R.Ph., MBA			X	*
Gary A. Lyons			X		X
Vijay B. Samant	X				X	**
Dennison T. Veru	X	*	X

Total meetings held	1	—	1
_________________

*	Chairperson

**	Term began on committee in March 2020

Following the consummation of the Merger, each director attended at least 75% in the aggregate of the meetings of the committees on which he served during the year ended December 31, 2019.
Below is a description of each committee of our Board of Directors. Our Board has determined that each committee member is independent within the meaning of applicable Nasdaq listing standards.
Audit Committee
Our Board of Directors has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting and audits of our financial statements. Among other functions, the Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; engages the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; confers with senior management and the independent registered public accounting firm regarding the adequacy and effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters and for the Company’s whistleblower policy; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews annually the Audit Committee’s written charter and the Audit Committee’s performance; reviews the financial statements to be included in our Annual Report on Form 10-K; and discusses with management and the independent registered public accounting firm the results of the annual audit and the results in our quarterly financial statements. The Audit Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties.
Our Board of Directors has determined that Dennison T. Veru qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making such determination, the Board made a qualitative assessment of Mr. Veru’s level of knowledge and experience based on a number of factors, including his formal education and experience. Our Board of Directors has determined that each member of the Audit Committee is independent under the Nasdaq rules and Rule 10A-3 under the Exchange Act.
The report of the Audit Committee is included herein on page 41.
Compensation Committee
The Compensation Committee oversees our overall compensation strategy and related policies, plans and programs. Among other functions, the Compensation Committee determines and approves the compensation and other terms of employment of our Chief Executive Officer; determines and approves the compensation and other terms of employment of our other executive officers, as appropriate; reviews and recommends to the Board the type and amount of compensation to be paid to Board members; recommends to the Board the adoption, amendment and termination of our 2020 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”); administers the Omnibus Plan; and reviews and establishes appropriate insurance coverage for our directors and executive officers. The Compensation Committee has the authority to retain special legal, accounting or other advisors or consultants as it deems necessary or appropriate to carry out its duties. The Compensation Committee has broad power to form and delegate its authority to subcommittees pursuant to its charter.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on our Board of Directors; reviewing and evaluating our incumbent directors and the performance of our Board; recommending candidates to our Board for election to our Board of Directors; making recommendations to the Board regarding the membership of the committees of our Board; assessing the performance of our Board, including its committees; and developing a set of corporate governance guidelines for the Company.
Consideration of Director Nominees
Director Qualifications
The Nominating and Corporate Governance Committee believes that candidates for director should be diverse and possess certain minimum qualifications, including having the highest personal integrity and ethics and being able to read and understand basic financial statements. The Nominating and Corporate Governance Committee also considers factors such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.
Qualification of Current Directors
The composition of our current Board reflects diversity in business and professional experience and skills. When considering whether our current directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, our Nominating and Corporate Governance Committee and Board focused primarily on the information discussed in each of the directors’ individual biographies set forth herein. In particular:

•
With regard to Mr. Abercrombie, our Board considered his extensive experience in the pharmaceutical industry, including his previous-held roles of Senior Vice President and Chief Commercial Officer of Innovia, Inc. and President and Chief Executive Officer of Hoffmann-La Roche, Inc.

•
With regard to Mr. Brown, our Board considered his extensive product development, management and international experience, including his previously-held roles as Chief Marketing Officer and Senior Vice President of Marketing at Eli Lilly and Company and General Manager of Lilly China.

•
With regard to Mr. Hardy, our Board considered his extensive experience in serving as the Chief Executive Officer and/or the President for publicly-traded and privately-held pharmaceutical companies, including his previously-held role as President of Concordia Pharmaceuticals, Inc. and co-founder and Chief Executive Officer of Private Brickell.

•
With regard to Mr. Lyons, our Board considered his extensive managerial experience, including his role as a Chief Executive Officer and other executive level positions at public and private companies in the biotechnology sector.

•
With regard to Mr. Samant, our Board considered his extensive experience in biopharmaceutical development and product commercialization, as well as his strong technical and entrepreneurial experience in diverse fields, and prior role as President and Chief Executive Officer of Vical.

•	With regard to Mr. Veru, our Board considered his public company investment and managerial experiences, including his role as Chief Investment Officer and Co-Chairman of Palisade Capital Management.

Evaluating Nominees for Director
The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers age, experience, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In addition, the Nominating and Corporate Governance Committee also considers diversity in its evaluation of candidates for Board membership. The Board of Directors believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote. To date, neither the Nominating and Corporate Governance Committee nor any predecessor to the Nominating and Corporate Governance Committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the Nominating and Corporate Governance Committee nor any predecessor to the Nominating and Corporate Governance Committee has rejected a timely director nominee from a stockholder, or stockholders, holding more than 5% of our voting stock.

Stockholder Nominations
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the

Nominating and Corporate Governance Committee to become nominees for election to the Board at an Annual Meeting of Stockholders must do so by delivering at least 120 days prior to the anniversary date of the mailing of our proxy statement for our last Annual Meeting of Stockholders a written recommendation to the Nominating and Corporate Governance Committee c/o Brickell Biotech, Inc., 5777 Central Avenue, Suite 102, Boulder, CO 80301, Attn: Corporate Secretary. Each submission must set forth: the name and address of the Company’s stockholder on whose behalf the submission is made; the number of the Company’s shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Each submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Board Meetings
During the year ended December 31, 2019, our Board of Directors held nine meetings following the consummation of the Merger.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We have adopted a Related Person Transactions Policy to monitor transactions in which the Company and any of the following have an interest: a director, executive officer or other employee or a nominee to become a director of the Company; a security holder known by the Company to be the record or beneficial owner of more than 5% of any class of the Company’s voting securities; an “immediate family member” of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such person, and any person (other than a tenant or employee) sharing the household of such person; and any firm, corporation or other entity in which any of the foregoing persons is an executive, partner or principal or holds a similar control position or in which such person directly or indirectly has a 5% or greater equity interest (collectively, “Related Persons”). The policy covers any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant in which the amount involved exceeds $120,000 U.S. dollars and in which any Related Person had, has or will have a direct or indirect material interest (“Related Person Transactions”). Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered Related Person Transactions under this policy.
Under this policy, any proposed transaction that has been identified as a Related Person Transaction may be consummated or materially amended only following approval by the Audit Committee in accordance with the provisions of this policy. In the event that it is inappropriate for the Audit Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit Committee members, then the Related Person Transaction shall be reviewed and decided upon by another independent member of the Board.
Executive Compensation and Employment Arrangements
Please see “Executive Compensation” for information on compensation arrangements with the Company’s executive officers.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) and a whistleblower policy applicable to all of our officers, directors and employees, which can be accessed on our website at www.brickellbio.com. If we make any substantive amendments to our Code of Ethics and/or whistleblower policy or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers. Executive officers are elected annually by the Board and serve at the Board’s discretion.

Name	Age	Title
Robert B. Brown	58	Chief Executive Officer and Director
Andrew D. Sklawer	36	Chief Operating Officer and Secretary
R. Michael Carruthers	62	Chief Financial Officer
Adam Levy	42	Chief Business Officer
Deepak Chadha	50	Chief Research and Development Officer
Jose Breton	31	Controller and Chief Accounting Officer
David McAvoy	57	General Counsel and Chief Compliance Officer

Set forth below is a description of the background of our executive officers. Mr. Brown’s background is described above under “Proposal 1: Election of Directors.”
Andrew D. Sklawer, Co-Founder, Chief Operating Officer and Secretary
Mr. Sklawer co-founded Private Brickell and served as its Chief Operating Officer and Secretary since 2009. Prior to 2009, Mr. Sklawer served as the Head of Operations at Concordia Pharmaceuticals, Inc., an oncology drug development company that was acquired by Kadmon Corporation in 2011. Prior to joining Concordia, Mr. Sklawer held various positions at Verid, Inc., a developer of security technology prior to its acquisition by EMC Corporation. Mr. Sklawer holds a B.A. in marketing from the University of Florida and earned his M.B.A from the University of Miami. Mr. Sklawer currently serves as a board member for StartUp FIU, a Florida International University platform that supports researchers, inventors, innovators, and entrepreneurs to conceive, launch, and scale solutions, is a member of the Advisory Committee of Advancing Innovation in Dermatology Accelerator Fund and is a board member of the Colorado BioScience Association.
R. Michael Carruthers, Chief Financial Officer
Mr. Carruthers joined Private Brickell in 2017 and served as its Chief Financial Officer. He has over 20 years of experience serving as the Chief Financial Officer for publicly-traded pharmaceutical companies. Mr. Carruthers previously served as Interim President of Nivalis Therapeutics, Inc., a pharmaceutical company that focuses on the discovery and development of product candidates for cystic fibrosis, beginning in January 2017 until August 2017 and Chief Financial Officer and Secretary since February 2015. From 1998 to 2015, he served as Chief Financial Officer for Array BioPharma Inc., a biopharmaceutical company that focuses on the discovery, development, and commercialization of small molecule drugs to treat patients with cancer and other diseases, which was subsequently acquired by Pfizer Inc. Prior to this, his professional experience included serving as Chief Financial Officer of Sievers Instruments, treasurer and controller for the Waukesha division of Dover Corporation and accountant with Coopers & Lybrand. Mr. Carruthers received a B.S. in accounting from the University of Colorado and an M.B.A. from the University of Chicago.
Adam Levy, Chief Business Officer
Mr. Levy has served as Private Brickell’s Chief Business Officer since 2019. Prior to joining Private Brickell, Mr. Levy served from 2016 through 2019 as Chief Business Officer at miRagen Therapeutics, Inc. (Nasdaq: MGEN),

a clinical-stage biopharmaceutical company discovering and developing proprietary RNA-targeted therapies with a specific focus on microRNAs and their role in diseases where there is a high unmet medical need. Between 2000 through 2016, Mr. Levy held multiple investment banking positions at Merrill Lynch, Pierce, Fenner & Smith Incorporated, Jefferies Group and Wedbush Securities Inc. Mr. Levy received a B.S. in applied economics from Cornell University.
Deepak Chadha, Chief Research and Development Officer
Mr. Chadha joined Private Brickell in 2016 and served as its Chief Research and Development Officer and as its Chief Regulatory, Pre-clinical and Quality Compliance Officer from 2016 to 2018. Mr. Chadha served from 2014 to 2016 as Vice President, Global Regulatory Affairs at Suneva Medical, Inc. (“Suneva”), a medical technology company that develops, manufactures, and commercializes aesthetic products for the dermatology, plastic, and cosmetic surgery markets. During his time at Suneva, Mr. Chadha led the regulatory approval for BELLAFILL® dermal filler for acne scar correction and supported the company’s commercial products life cycle management. Prior to joining Suneva, Mr. Chadha worked at Allergan plc (f.k.a. KYTHERA Biopharmaceuticals, Inc.) from 2007 to 2014, where Mr. Chadha led the development of their product, KYBELLA®, from an early clinical phase to an NDA stage, and also supported the ex-U.S. regulatory activities. Mr. Chadha also served as Vice President of Global Regulatory Affairs at Allergan Medical (f.k.a. Inamed Corporation) from 2004 to 2007, where he assisted in building the organization’s Global Regulatory Affairs department, and was involved with the approval for JUVEDERM®, Bioenterics®, LAP-BAND® and Silicone gel-filled breast implants. Mr. Chadha holds a B.S. in pharmaceutical sciences from Berhampur University in Orissa, India, an M.S. in pharmaceutics from Hamdard University in New Delhi, India, and an M.B.A. in international business from California State University, Dominguez Hills.
Jose Breton, Controller and Chief Accounting Officer
Mr. Breton joined Private Brickell in 2013 and served as its Controller and Chief Accounting Officer. Mr. Breton was an auditor from 2014 to 2015 at Deloitte LLP. Mr. Breton began his career in 2012 as a Client Manager at Global Resource Partners, Inc., an accounting and business advisory firm. In this role, Mr. Breton had overall responsibility for clients’ financial reporting, planning and budgeting, systems of internal controls, corporate and benefits accounting and equity administration. Mr. Breton holds a B.B.A. degree in accounting and finance and a master’s degree in taxation from the University of Miami.
David McAvoy, General Counsel and Chief Compliance Officer
Mr. McAvoy joined Private Brickell in 2019 and served as its General Counsel and Chief Compliance Officer. He previously served as General Counsel, Vice President and Chief Compliance Officer for Endocyte, Inc., a publicly-traded nuclear medicine and oncology biotech company that was subsequently acquired by Novartis AG, from 2017 to 2018. Prior to joining Endocyte, Inc., Mr. McAvoy was at Eli Lilly and Company for 27 years serving in various leadership positions, including as General Counsel of Lilly Emerging Markets, and most recently, in an executive management business role running strategic alliances for the food animal production group at Eli Lilly and Company’s former Elanco Animal Health subsidiary. While at Eli Lilly and Company, Mr. McAvoy was lead counsel for and helped launch several blockbuster medicines, including Prozac® for depression, Gemzar® for pancreatic and lung cancers, and ReoPro®, one of the first interventional cardiology agents. Mr. McAvoy earned a J.D. and M.S. in environmental science from Indiana University and a B.A. in political science from the University of Notre Dame. He serves on the board of directors for The Villages of Indiana, Inc., championing families for abandoned and abused children.

EXECUTIVE COMPENSATION
The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. In doing so, the Compensation Committee seeks to tie short and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executives’ overall compensation to our research, clinical, regulatory, commercial, financial and operational performance.
Determination of Executive Compensation
After performing individual evaluations, the Chief Executive Officer (“CEO”) submits recommendations for approval to the Compensation Committee for salary increases, cash bonuses, and stock-based awards for the other executives. In the case of the CEO, his individual performance evaluation is conducted by the Compensation Committee, which determines his base salary, cash bonus, and stock-based awards. Annual base salary increases, annual stock-based awards, and annual cash bonuses, to the extent granted, will be implemented during the first calendar quarter of the year, beginning in year ending December 31, 2021.
In addition to corporate and individual goal achievement, the Compensation Committee also considers the following factors in determining an executive’s compensation package:

•	the executive’s role and performance within the Company and the compensation data for similar persons in peer group companies and subscription compensation survey data;
•	the demand for executives with the executive’s specific expertise and experience;
•	a comparison to other executives within the Company having similar levels of expertise and experience; and
•	uniqueness of the executive’s industry skills.

The Compensation Committee retains ultimate discretion as to whether any salary increases, cash bonuses or stock-based awards will be awarded for any year, including whether to accept or vary from the CEO’s recommendations for other executives.
Compensation Components
The components of our compensation package are as follows:
Base Salary
Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that if our executives meet the performance expectations of the Compensation Committee, then their base salaries should be in line with the median range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.
Base salaries are reviewed annually as part of our annual performance program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, the Compensation Committee adjusts base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.
Annual Bonus
Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary and in line with the employee’s employment agreement.
Long-Term Incentives
We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives through equity-based awards. Our Omnibus Plan allows the grant to executives of stock options, restricted stock, and other equity-based awards. We typically make an initial equity award of stock options to new employees and annual stock-based grants as part of our overall compensation program. The cumulative amount of stock options granted as part of our annual performance program is approved by the Compensation Committee. All equity-based awards granted to executives are approved by our Compensation Committee or our Board of Directors.
Retirement Plan
We intend to establish a 401(k) retirement savings plan that will allow eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, on a pre-tax or after-tax basis through contributions to the plan. Our named executive officers will be eligible to participate in the 401(k) plan on the same general terms as other full-time employees. We intend to match contributions made by participants in the 401(k) plan up to a specified percentage, and these matching contributions are expected to be fully vested as of the date on which the contribution is made.
Other Compensation
We maintain broad-based benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance and dental insurance. In particular circumstances, we may also utilize cash signing bonuses when certain executives join us. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying a signing bonus to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and/or to create additional incentive for an executive to join our Company in a position where there is high market demand. Additionally, the Company provides payment for corporate apartments to the Chief Executive Officer and General Counsel, in lieu of re-location expenses.
Acceleration of vesting of equity-based awards.
In addition to the severance provisions contained in the employment agreements with our CEO and our other executives, provisions of our 2020 Omnibus Long-Term Incentive Plan allow our Board of Directors to grant stock-based awards to employees and executives that provide for the acceleration of vesting in the event of a “change of control” (as defined in the Plan). Currently, all of our outstanding equity-based awards include provisions that accelerate vesting of such awards in the event of a change of control. The Compensation Committee believes that these provisions are properly designed to promote stability during a change of control and enable our executives to focus on corporate objectives during a change of control, even if their employment may be subsequently terminated.

Tax and Accounting Implications
Deductibility of executive compensation. As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the “Code”), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executives.
Accounting for stock-based compensation.
The Company accounts for stock-based compensation including its Stock Option Program, Long-Term Stock Grant Program, Restricted Stock Program and Stock Award Program in accordance with the requirements of FASB ASC Topic 718. The Compensation Committee considers the accounting impact of equity-based compensation when developing the Company’s compensation strategy.
The Role of Stockholder Say-on-Pay Votes.
We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation through a “say-on-pay” proposal.
SUMMARY COMPENSATION TABLE
The following table presents information regarding compensation earned by or awarded to the Company’s CEO, Chief Financial Officer and next highest-paid executive officer during the years ended December 31, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Non-Equity Incentive Plan Comp. ($)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)

Robert B. Brown, CEO(3)	2019	450,000	—	—	698,064	32,780	(4)	1,180,844
Reginald L. Hardy, former CEO(3)	2018	296,400	37,500	—	62,324	—		396,224
Andrew D. Sklawer, Chief Operating Officer	2019	350,000	69,602	—	349,032	—		768,634
	2018	296,100	37,500	—	415,503	—		749,103
R. Michael Carruthers, Chief Financial Officer	2019	—	—	—	119,481	224,000	(5)	343,481
	2018	—	—	—	62,324	142,194	(5)	204,518
_________________

(1)
Annual bonuses are granted after the completion of each calendar year at the Compensation Committee’s discretion, taking into account the Company’s performance against corporate goals and, except with respect to our CEO, each named executive officer’s performance against his or her individual goals.

(2)
These amounts represent the grant date fair value of equity-based awards granted by the Company during the years presented, determined in accordance with FASB ASC Topic 718. For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to

Note 9 to the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 18, 2020.

(3)	Reginald L. Hardy was our CEO for the year ended December 31, 2018. In 2019, Mr. Hardy transitioned to Chairman of the Board.

(4)	Relates to relocation assistance benefits provided pursuant to Mr. Brown’s employment agreement. See “Employment and Consultancy Agreements-Robert B. Brown” below.

(5)	Relates to compensation paid under the Company’s consulting agreement with Mr. Carruthers. See “Employment and Consultancy Agreements-R. Michael Carruthers” below.
OUTSTANDING EQUITY AWARDS AT YEAR-END
The following table provides details regarding outstanding stock-based awards for each of our named executive officers as of December 31, 2019.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Robert B. Brown	34,906	104,720	16.45	12/15/28	N/A	N/A
	N/A	207,128	4.76	8/30/29	N/A	N/A
Andrew D. Sklawer	17,260	N/A	6.37	2/14/24	N/A	N/A
	12,082	N/A	12.17	4/22/25	N/A	N/A
	12,082	N/A	12.17	12/23/25	N/A	N/A
	8,630	N/A	12.17	12/15/26	N/A	N/A
	3,624	N/A	16.69	12/15/27	N/A	N/A
	8,630	25,891	16.45	12/15/28	N/A	N/A
	N/A	103,564	4.76	8/30/29	N/A	N/A
R. Michael Carruthers	5,178	N/A	16.69	12/15/27	N/A	N/A
	1,294	3,884	16.45	12/15/28	N/A	N/A
	N/A	35,452	4.76	8/30/29	N/A	N/A

EMPLOYMENT AND CONSULTANCY AGREEMENTS
The Company has entered into employment and consultancy agreements with each of its named executive officers as described below.
Robert B. Brown
Under the terms of the employment agreement entered into between the Company and Robert B. Brown, Mr. Brown is entitled to an annual base salary of $450,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Brown is entitled to a discretionary bonus of $225,000. Under the employment agreement, Mr. Brown is also eligible for reimbursement of relocation assistance of up to $3,000 a month for temporary living expenses for 36 months, up to a maximum amount of $75,000.

The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 90 days’ notice is required if the agreement is terminated by Mr. Brown. In addition, the agreement provides that if the Company terminates Mr. Brown’s employment without good reason (whether or not in connection with a change in control), Mr. Brown will be eligible to receive:

•	any unpaid base salary through the effective date of termination;

•	any accrued but unpaid vacation;

•	any accrued by unpaid incentive compensation;

•	base salary for a period of 12 months paid in a lump sum; and

•	continuation of health benefits under COBRA for 12 months.
The following definitions are used in Mr. Brown’s employment agreement (and have similar meanings in Andrew D. Sklawer, Adam Levy, David R. McAvoy, Deepak Chadha and Jose Breton’s employment agreement as described below):

•
“cause” means: (i) an action or omission of Mr. Brown which constitutes a willful and material breach of, or failure or refusal (other than by reason of his disability) to perform his duties under his employment agreement or any other agreements, which is not cured within 15 days after receipt by Mr. Brown of written notice of same; (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his services hereunder; (iii) conviction of any crime which involves dishonesty or a breach of trust; or (iv) gross negligence in connection with the performance of Mr. Brown’s duties hereunder, which is not cured within 15 days after written receipt by Mr. Brown of written notice of same;

•
“good reason” means: the assignment to Mr. Brown of any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by us which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Brown; (ii) any failure by us to comply with Mr. Brown’s employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by us promptly after receipt of notice thereof given by Mr. Brown; (iii) any purported termination by us of Mr. Brown’s employment otherwise than for cause pursuant to the employment agreement, or by reason of Mr. Brown’s disability, prior to the expiration date; and

•
“change in control” means: approval by the Company’s stockholders of (i) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the Company’s stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, (ii) a liquidation or dissolution or (iii) the sale of all or substantially all of the Company’s assets (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

Andrew D. Sklawer
Under the terms of the employment agreement entered into between the Company and Andrew D. Sklawer, Mr. Sklawer is entitled to an annual base salary of $350,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Sklawer is entitled to a discretionary bonus of $122,500.

The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 90 days’ notice is required if the agreement is terminated by Mr. Sklawer. In addition, the agreement provides that if the Company terminates Mr. Sklawer’s employment without good reason (whether or not in connection with a change in control), Mr. Sklawer will be eligible to receive:

•	any unpaid base salary through the effective date of termination;

•	any accrued but unpaid vacation;

•	any accrued by unpaid incentive compensation;

•	base salary for a period of 12 months paid in a lump sum (or 200% of the base salary in the event the termination occurs within 12 months of a change in control); and

•	continuation of health benefits under COBRA for 12 months (or 18 months in the event the termination occurs within 12 months of a change in control).
R. Michael Carruthers
Under the terms of the consultancy agreement entered into between the Company and R. Michael Carruthers, Mr. Carruthers is entitled to a monthly retainer of $20,000 per month for the provision of approximately 80 hours of services per month with no annual salary or bonus. In addition, if Mr. Carruthers is directed to perform services or other functions in his capacity as consultant in locations other than the Company’s headquarters in Boulder, Colorado, he is entitled to receive an additional compensation of $2,000 per day. Mr. Carruthers is not entitled to participate in any benefit programs that the Company may make available to employees.
The agreement provides that either party may terminate the consultancy agreement for any reason or no reason upon 30 days’ prior written notice.
Adam Levy
Under the terms of the employment agreement entered into between the Company and Adam Levy, Mr. Levy is entitled to an annual base salary of $400,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Levy is entitled to a discretionary performance bonus of $160,000.
The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 15 days’ notice is required if the agreement is terminated by Mr. Levy. In addition, the agreement provides that if the Company terminates Mr. Levy’s employment without cause or good reason, Mr. Levy will be eligible to receive:

•	any unpaid base salary through the effective date of termination;

•	acceleration of vesting of certain unvested stock options;

•	any accrued but unused vacation;

•	any accrued but unpaid performance bonus compensation;

•	base salary for a period of 12 months paid in the form of salary continuation; and

•	continuation of health benefits under COBRA for 12 months.
If Mr. Levy’s employment is terminated without cause or good reason within 12 months of a change in control, Mr. Levy will be eligible to receive:

•	full acceleration of vesting of all outstanding, unvested options;

•	any accrued but unused personal days;

•	base salary for a period of 12 months paid in a lump sum; and

•	continuation of health benefits under COBRA for 12 months.
David R. McAvoy
Under the terms of the employment agreement entered into between the Company and David R. McAvoy, Mr. McAvoy is entitled to an annual base salary of $270,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. McAvoy is entitled to a discretionary performance bonus of $81,000. Under the employment agreement, Mr. McAvoy is also eligible for reimbursement of relocation assistance of up to $3,000 a month for temporary living expenses for 24 months, up to a maximum amount of $40,000.
The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 15 days’ notice is required if the agreement is terminated by Mr. McAvoy. In addition, the agreement provides that if the Company terminates Mr. McAvoy’s employment without cause or good reason, Mr. McAvoy will be eligible to receive:

•	any unpaid base salary through the effective date of termination;

•	any accrued but unused vacation;

•	any accrued but unpaid performance bonus compensation;

•	base salary for a period of six months paid in the form of salary continuation; and

•	continuation of health benefits under COBRA for six months.
If Mr. McAvoy’s employment is terminated without cause or good reason within 12 months of a change in control, Mr. McAvoy will be eligible to receive:

•	full acceleration of vesting of all outstanding, unvested options;

•	any accrued but unused personal days;

•	base salary for a period of 12 months paid in a lump sum; and

•	continuation of health benefits under COBRA for 12 months.
Deepak Chadha
Under the terms of the employment agreement entered into between the Company and Deepak Chadha, as amended by the Board of Directors, Mr. Chadha is entitled to an annual base salary of $320,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Chadha is entitled to a discretionary performance bonus of $96,000 and a one-time special bonus of $25,000 upon the initiation of the first sofpironium bromide Phase 3 clinical trial.
The agreement provides that upon written notice, either party may terminate the employment arrangement with or without cause, but 90 days’ notice is required if the agreement is terminated by Mr. Chadha. In addition, the agreement provides that if the Company terminates Mr. Chadha’s employment without cause, Mr. Chadha will be eligible to receive:

•	any unpaid base salary through the effective date of termination;

•	any accrued but unused vacation;

•	any accrued but unpaid bonus compensation; and

•	base salary for a period of 12 months paid in the form of salary continuation.
If Mr. Chadha’s employment is terminated as a result of a change in control, Mr. Chadha will be entitled to receive:

•	any unpaid base salary through the effective date of termination;

•	accrued but unpaid bonus compensation;

•	any accrued but unused personal days;

•	50% of his annual base salary paid in a lump sum; and

•	continuation of health benefits under COBRA for six months.
Jose Breton
Under the terms of the employment agreement entered into between the Company and Jose Breton, as amended by the Board of Directors, Mr. Breton is entitled to an annual base salary of $200,000, and is eligible for the Company’s benefit programs, vacation benefits and medical benefits. In addition, Mr. Breton is entitled to a discretionary performance bonus of $50,000.
The agreement provides that either party may terminate the employment arrangement with or without cause. If Mr. Breton’s employment is terminated without cause, he is eligible to receive 180 days of his base salary as severance.
DIRECTOR COMPENSATION
The compensation program for our non-employee directors is intended to fairly compensate them for the time and effort required of a director. The Board takes into consideration the performance of the Company when determining the appropriate level of their compensation.
Director Fees
Each of our non-employee directors receives an annual fee of $44,000 for service on the Board of Directors. All fees are paid on a quarterly basis. Non-employee directors are also reimbursed for their expenses for each meeting attended.
Committee Fees
The Chairman of the Audit Committee receives an annual Audit Committee Chairman fee of $15,000. The Chairman of the Compensation Committee receives an annual Compensation Committee Chairman fee of $10,000. The Chairman of the Nominating and Corporate Governance Committee receives an annual Nominating and Corporate Governance Committee Chairman fee of $10,000.
Director Compensation Table
The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2019.

Name	Fees Earned in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
George B. Abercrombie	20,333	116,343	—	136,676
Reginald Hardy	24,667	174,516	214,313	413,496
Dr. William Ju(1)	17,000	116,343	—	133,343
Gary A. Lyons	19,333	—	—	19,333
Vijay B. Samant	17,000	—	—	17,000
Dennison T. Veru	22,000	116,343	—	138,343
_________________
(1) Dr. William Ju resigned from the Company in February 2020.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2019, with respect to our equity compensation plans in effect on that date.

	Number of Securities to be Issued Upon Exercise of Outstanding Options and RSUs (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	1,793,602	$13.00	145,595
_________________

(1)	Includes 0 restricted stock units (“RSUs”).

SECURITY OWNERSHIP
Security Ownership of Directors and Named Executive Officers
The following table sets forth the beneficial ownership of the Company’s common stock as of March 1, 2020, for each director of the Company, each executive named in the Summary Compensation Table herein, and all directors and named executive officers of the Company as a group.

Name	Common Stock	Rights to Acquire Shares Within 60 Days of March 1, 2020	Total Stock and Stock Based Holdings	Percent of Total(1)
Robert B. Brown (2)	129,702	106,038	235,740	1.8%
Andrew D. Sklawer	83,206	68,169	151,375	1.2%
R. Michael Carruthers	—	6,904	6,904	*
Reginald Hardy (3)	483,217	58,864	542,081	4.2%
George B. Abercrombie (4)	138,424	31,245	169,669	1.3%
Dennison T. Veru	7,230	3,316	10,546	*
Vijay B. Samant	—	82,357	82,357	*
Gary A. Lyons	—	9,885	9,885	*
Adam Levy	—	—	—	—
Deepak Chadha	20,630	35,543	56,173	*
Jose Breton	2,169	11,134	13,303	*
David R. McAvoy	28,922	26,823	55,745	*

All directors and executive officers as a group (12 persons)	893,500	440,278	1,333,778	10.3%
_________________

*	Less than 1%

(1)
Percent of shares beneficially owned by any person is calculated by dividing the number of shares beneficially owned by that person as of March 1, 2020 (including any shares which that person has the right to acquire beneficial ownership of within 60 days of March 1, 2020), by the sum of the total number of shares outstanding as of March 1, 2020, and the number of shares which that person has the right to acquire beneficial ownership of within 60 days of March 1, 2020. Applicable percentages are based on 9,669,402 shares of our common stock outstanding as of March 1, 2020, adjusted as required.

(2)	Includes 129,702 shares held in a trust.

(3)	Includes 31,087 shares held by Mr. Hardy’s spouse, Manuela Hardy, 266,447 shares held by Hardy Capital, Ltd., and 17,260 shares held by PAH Irrevocable Trust.

(4)	Includes 24,164 shares held in trusts for the benefit of Mark J. Abercrombie and Samuel T. Abercrombie, and 107,030 shares held in a trust for the benefit of George B. Abercrombie.

Security Ownership of Certain Beneficial Owners
The following table sets forth the beneficial ownership of the Company’s common stock as of March 1, 2020, for each stockholder who was a beneficial owner of more than five percent of the outstanding shares of the Company’s common stock on such date. The information below is based on filings by the beneficial owners with the SEC pursuant to section 13G under the Exchange Act as well as additional information provided to us by the stockholders as noted in the footnotes below. The Company is not aware of any other beneficial owner of more than five percent of the Company’s common stock.

Name and Address	Common Stock	Percent of Total (1)
Palisade Concentrated Equity Partnership II, L.P. (2)	950,905	9.8%
One Bridge Plaza, Suite 695
Fort Lee, NJ 07024

Lincoln Park Capital Fund, LLC (3)	965,723	9.9%
440 North Wells, Suite 410
Chicago, IL 60654

BVF Partners L.P. (4)	664,079	6.9%
44 Montgomery St., 40th Floor
San Francisco, CA 94104

Charles Stiefel (5)	489,857	5.1%
_________________

(1)
Percent of shares beneficially owned by any stockholder is calculated by dividing the number of shares beneficially owned by the stockholder by the sum of the number of shares outstanding as of March 1, 2020. Applicable percentages are based on 9,669,402 shares of our common stock outstanding as of March 1, 2020.

(2)
The Co-Chair and Chief Information Officer of Palisade Concentrated Equity Partnership II, L.P. is Dennison T. Veru, who may be deemed to have shared voting and dispositive power over the shares listed in the table. The principal business address of Palisade Concentrated Equity Partnership II, L.P. is One Bridge Plaza, Suite 695, Fort Lee, NJ 07024.

(3)
Includes (i) 950,000 shares purchased by Lincoln Park Capital Fund, LLC (“LPC Fund”) directly from the Company in a private placement transaction completed on February 20, 2020 (the “Private Placement”) and (ii) 15,723 shares underlying a currently exercisable warrant also purchased by LPC Fund directly from the Company in the Private Placement. The principal business address of LPC Fund is 440 North Wells, Suite 410, Chicago, IL 60654.

(4)
Includes (i) 346,254 shares owned by Biotechnology Value Fund, L.P. (“BVF”), including 143,853 shares issuable upon the exercise of certain warrants, (ii) 248,554 shares owned by Biotechnology Value Fund II, L.P. (“BVF2”), including 44,409 shares issuable upon the exercise of certain warrants, and (iii) 47,493 shares owned by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), including 22,357 shares issuable upon the exercise of certain warrants. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the 346,254 shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the 248,554 shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the 47,493 shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 594,808 shares beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 664,079 shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS, and a certain Partners Managed account (the “Partners Managed Account”), including 21,778 shares, which includes 10,172 shares issuable upon the exercise of certain warrants, held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 664,079 shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 664,079 shares beneficially owned by BVF Inc. The principal business address of Partners is 44 Montgomery St., 40th Floor, San Francisco, CA 94104.

(5)	Includes 341,402 shares owned by Charles W. Stiefel Declaration of Trust dated August 13, 2009 and 148,455 shares owned by Charles W. Stiefel.

PROPOSAL 2

APPROVAL AND ADOPTION OF THE
BRICKELL BIOTECH, INC. 2020 OMNIBUS LONG-TERM INCENTIVE PLAN
The Board of Directors is asking stockholders to approve the proposed 2020 Omnibus Long-Term Incentive Plan (“Omnibus Plan”). The following summary of the Omnibus Plan is qualified in its entirety by the complete text of the Omnibus Plan contained in Appendix A.
Explanation
On March 16, 2020, the Board of Directors approved the Omnibus Plan for submission to the stockholders at the Annual Meeting. The Board of Directors is seeking to reserve 683,389 shares for issuance pursuant to the Omnibus Plan. Equity compensation is an important component of our future executive, employee and director compensation programs. We believe it aligns employee and director compensation with stockholder interests and motivates participants to achieve long-range goals. Stockholder approval of the Omnibus Plan would permit Company shares to be awarded as employee incentive compensation, allowing the Board of Directors to attract and retain key employees, provide them competitive compensation, adapt to evolving compensation practices and account for Company’s growth. Upon stockholder approval, awards to participants will be made pursuant to the Omnibus Plan. We are seeking stockholder approval to make Company shares available for future grants under the Omnibus Plan as described below.
The Company currently maintains two predecessor plans; the Company’s 2009 Equity Incentive Plan, as amended and the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Prior Plans”). Pursuant to the Prior Plans, 58,389 shares remain available for future grants. The number of shares requested above for the Omnibus Plan includes 625,000 shares new shares requested plus the 58,389 shares that remain available in the Prior Plans. If the Omnibus Plan is approved by the stockholders, no additional grants will be made pursuant to the Prior Plans.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Omnibus Plan as described in this Proposal 2. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.
Purpose of the Omnibus Plan
As described more generally above, the purpose of the Omnibus Plan is to:

•	attract and retain persons eligible to participate in the Omnibus Plan;

•	motivate eligible individuals to whom awards under the Omnibus Plan will be granted, who we refer to as the “Participants,” by means of appropriate incentives, to achieve long-range goals;

•	provide incentive compensation opportunities that are competitive with those of other similar companies; and

•	further align Participants’ interests with those of our other stockholders through compensation that is based on Company shares.
The Omnibus Plan promotes the long-term financial interest of our company and its subsidiaries, including the growth in value of our company’s equity and enhancement of long-term stockholder return.

We use equity-based compensation granted under our long-term incentive plans as a key element of our executives’ compensation packages, and each year we disclose the prior year grants to and other compensation of our named executive officers in our proxy statement. We believe the Omnibus Plan assists with linking executives’ overall compensation opportunities to the enhancement of long-term stockholder return.
The Omnibus Plan provides for the grant of non-qualified and incentive stock options, full value awards, and cash incentive awards. The flexibility inherent in the plan permits the Board of Directors to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for our a public company such as ours, given the volatility of the public markets and reactions to economic and world events. Equity compensation, which aligns the interests of executives and our stockholders, is an important tool for the Board of Directors.
General Terms of the Omnibus Plan
The Omnibus Plan will be administered by the Compensation Committee of the Board of Directors unless otherwise provided by the Board of Directors. The Compensation Committee selects the Participants, the time or times of receipt of awards, the types of awards to be granted and the applicable terms, conditions, performance targets, restrictions and other provisions of such awards, to cancel or suspend awards, and to accelerate the exercisability or vesting of any award under circumstances designated by it. The Compensation Committee may delegate all or any portion of its responsibilities or powers under the Omnibus Plan to persons selected by it. If the Compensation Committee does not exist or for any other reason determined by the Board of Directors, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board of Directors may take any action under the Omnibus Plan that would otherwise be the responsibility of the Compensation Committee.
If the Omnibus Plan is approved by stockholders, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Omnibus Plan will be 683,389 shares plus any amounts that are forfeited pursuant to grants made pursuant to the Prior Plans that would again become available for grants pursuant to the terms of the Prior Plans.
If an award of common stock is forfeited without the delivery of shares, the total number of shares with respect to which such payment is made shall not be considered to have been delivered. However, (i) if shares covered by an award are used to satisfy the applicable tax withholding obligation, the number of shares held back by Company to satisfy such withholding obligation shall be considered to have been delivered; (ii) if the exercise price of any option granted under the Omnibus Plan is satisfied by tendering Company shares to us (including Company shares that would otherwise be distributable upon the exercise of the option), the number of Company shares tendered to satisfy such exercise price shall be considered to have been delivered; and (iii) if we repurchase Company shares with proceeds received from the exercise of an option issued under the Omnibus Plan, the total number of shares repurchased shall be deemed delivered.
Notwithstanding the minimum vesting limitations described below with respect to options and full value awards, the Compensation Committee may grant a options and full value awards that are not subject to such minimum vesting provisions. The total aggregate number of Company shares subject to options and full value awards granted pursuant to the Omnibus Plan that are not subject to such minimum vesting limitations may not exceed five percent of the limit of the total number of Company shares that may be delivered under the Omnibus Plan.
If the Omnibus Plan is approved by stockholders, the following additional limits apply to awards under the Omnibus Plan: the maximum number of Company shares that may be delivered to Participants with respect to incentive stock options shall be 683,389 shares.

The Company shares with respect to which awards may be made under the Omnibus Plan shall be:

•	shares currently authorized but unissued;

•	to the extent permitted by applicable law, currently held or acquired by Company as treasury shares, including shares purchased in the open market or in private transactions; or

•
shares purchased in the open market by a direct or indirect wholly-owned subsidiary of Company, and we may contribute to the subsidiary an amount sufficient to accomplish the purchase of the shares to be so acquired.

At the discretion of the Compensation Committee, an award under the Omnibus Plan may be settled in cash, Company shares, the granting of replacement awards, or a combination thereof; provided, however, that if a cash incentive award is settled in Company shares, it must satisfy the minimum vesting requirements related to full value awards.
The Compensation Committee may use Company shares available under the Omnibus Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of our company or a subsidiary, including the plans and arrangements of our company or a subsidiary assumed in business combinations.
In the event of a corporate transaction involving Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Compensation Committee shall adjust outstanding awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include:

•	adjustment of the number and kind of shares which may be delivered under the Omnibus Plan;

•	adjustment of the number and kind of shares subject to outstanding awards;

•	adjustment of the exercise price of outstanding options; and

•	any other adjustments that the Compensation Committee determines to be equitable, which may include, without limitation:

•	replacement of awards with other awards which the Compensation Committee determines have comparable value and which are based on stock of a company resulting from the transaction; and

•
cancellation of the award in return for cash payment of the current value of the award, determined as though the award is fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the Company shares subject to the option at the time of the transaction over the exercise price.

Except as otherwise provided by the Compensation Committee, awards under the Omnibus Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
Eligibility and Shares Subject to the Omnibus Plan
All employees and directors of, and consultants and other persons providing services to, Company or any of its subsidiaries (or any parent or other related company, as determined by the Compensation Committee) are eligible to become Participants in the Omnibus Plan, except that non-employees may not be granted incentive stock options.

As of March 1, 2020, we had 13 employees and five non-employee directors eligible to participate in the Omnibus Plan.
As of March 1, 2020, options to purchase an aggregate of 1,654,198 shares of our common stock at a weighted average exercise price of $12.95 per share and a weighted average remaining life of 8.5 years were outstanding under the Prior Plans. To date, all stock options have been granted with exercise prices equal to the fair market value of our common stock on the date of grant. As of March 1, 2020, RSUs covering 22,183 shares of our common stock were outstanding under the Prior Plans. As of March 1, 2020, a total of 237,389 shares of our common stock were available for future options, RSU or other awards under the Prior Plans. On March 2, 2020, the closing price for our common stock on the Nasdaq Stock Market was $2.91 per share.
The allocation of the additional 683,389 shares of stock which the stockholders are being asked to approve has not been determined. Pursuant to the terms of the Omnibus Plan, the Compensation Committee and/or committees appointed by the Board of Directors will determine the number of options and RSUs (and any other awards) to be allocated to our employees and non-employee directors under the Omnibus Plan in the future, and such allocations may only be made in accordance with the provisions of the Omnibus Plan as described herein.
Options
The Compensation Committee may grant an incentive stock option or non-qualified stock option to purchase Company shares at an exercise price determined by the Compensation Committee. Each option shall be designated as an incentive stock option or non-qualified stock option when granted. An incentive stock option is a stock option intended to satisfy additional requirements required by federal tax rules in the United States as specified in the Omnibus Plan (and any incentive stock option granted that does not satisfy such requirements shall be treated as a non-qualified stock option).
Except as described below, the exercise price for an option shall not be less than the fair market value of a Company share at the time the option is granted; provided, that the exercise price of an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in our company or a subsidiary shall not be less than 110 percent of the fair market value of a Company Share at the time of grant. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by our stockholders or as adjusted for corporate transactions described above.
No option shall be surrendered to Company in consideration for a cash payment or grant of any other award if at the time of such surrender the exercise price of such option is greater than the then current fair market value of a share of Common Stock, except as approved by our stockholders. In addition, the Compensation Committee may grant options with an exercise price less than the fair market value of the Company shares at the time of grant in replacement for awards under other plans assumed in connection with business combinations if the Compensation Committee determines that doing so is appropriate to preserve the benefit of the awards being replaced. No dividend equivalents may be granted under the Omnibus Plan with respect to any option.
The option shall be exercisable in accordance with the terms established by the Compensation Committee, but in no event shall an option become exercisable or vested prior to the earlier of (i) the first anniversary of the date of grant or (ii) the date on which the Participant’s termination occurs by reason of death or disability, change in control or involuntary termination.
The full purchase price of each Company share purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the purchase price of an option shall be payable in cash, by promissory note, or by Company shares (valued at fair market value as of the day of exercise), including shares of stock otherwise distributable on the exercise of the option, or a combination thereof. If the shares remain publicly traded, the Compensation Committee may permit a Participant to pay the exercise price by irrevocably authorizing a third party to sell Company shares (or a sufficient portion of the Company shares) acquired upon exercise of the option and remit to Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on Company shares acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable. In no event will an option expire more than ten years after the grant date; provided, that an incentive stock option granted to any employee who owns more than 10 percent of the voting power of all classes of stock in Company or a subsidiary shall not be more than 5 years.
Full Value Awards
The following types of “full value awards” may be granted, as determined by the Compensation Committee:

•	the Compensation Committee may grant awards in return for previously performed services or in return for the Participant surrendering other compensation that may be due;

•	the Compensation Committee may grant awards that are contingent on the achievement of performance or other objectives during a specified period; and

•
the Compensation Committee may grant awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

Any such awards shall be subject to such conditions, restrictions and contingencies as the Compensation Committee determines. If the right to become vested in a full value award is conditioned on the completion of a specified period of service with Company or its subsidiaries, without achievement of performance targets or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service shall not end prior to the first anniversary of the date of grant. If the right to become vested in a full value award is conditioned on the achievement of performance targets or performance objectives, and without it being granted in lieu of other compensation, then the required performance period shall not end prior to the first anniversary of the date of grant. In the event the Participant’s termination occurs due to death, disability or involuntary termination without cause, any unvested full value awards shall become vested only as determined by the Compensation Committee in its sole discretion.
Dividends or dividend equivalents settled in cash or Company shares may be granted to a Participant in relation to a full value award with payments made either currently or credited to an account. No dividend or dividend equivalents granted in relation to a full value award that is subject to vesting shall be settled prior to the date such full value award (or applicable portion thereof) becomes vested and is settled.
Change in Control
A change in control shall have such effect on an award as is provided in the applicable award agreement, or, to the extent not prohibited by the Omnibus Plan or the applicable award agreement, as provided by the Compensation Committee. In the event of a change in control, the Compensation Committee may cancel any outstanding awards in return for cash payment of the current value of the award, determined with the award fully vested at the time of payment, provided that in the case of an option, the amount of such payment will be the excess of value of the Company shares subject to the option at the time of the transaction over the exercise price (and the option will be cancelled with no payment if the value of the shares at the time of the transaction are equal to or less than the exercise price).

For the purposes of the Omnibus Plan, a “change in control” is generally deemed to occur when:

•	any person becomes the beneficial owner of 50 percent or more of Company’s voting stock;

•
the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction involving our company where, immediately after the transaction, the Company stockholders immediately prior to the combination hold, directly or indirectly, 50 percent or less of the voting stock of the combined company;

•
the consummation of any plan of liquidation or dissolution providing for the distribution of all or substantially all of the assets of Company and its subsidiaries or the consummation of a sale of substantially all of the assets of Company and its subsidiaries; or

•
at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors, who we refer to as Incumbent Directors, cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors.

Amendment and Termination
The Board of Directors may amend or terminate the Omnibus Plan at any time, and the Board of Directors or the Compensation Committee may amend any award granted under the Omnibus Plan, but no amendment or termination may adversely affect the rights of any Participant without the Participant’s written consent. The Board of Directors may not amend the provision of the Omnibus Plan related to re-pricing without approval of stockholders or make any material amendments to the Omnibus Plan without stockholder approval. The Omnibus Plan will remain in effect as long as any awards under the Omnibus Plan remain outstanding, but no new awards may be granted after the tenth anniversary of the date on which the stockholders approve the Omnibus Plan.
United States Income Tax Considerations
The following is a brief description of the U.S. federal income tax treatment that will generally apply to awards under the Omnibus Plan based on current U.S. income taxation with respect to Participants who are subject to U.S. income tax. Participants subject to taxation in other countries should consult their tax advisor (including Participants in Israel).
Non-Qualified Options.    The grant of a non-qualified option will not result in taxable income to the Participant. Except as described below, the Participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Company shares acquired over the exercise price for those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such Company shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options.    The grant of an incentive stock option will not result in taxable income to the Participant. The exercise of an incentive stock option will not result in taxable income to the Participant provided that the Participant was, without a break in service, an employee of Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the Participant is “disabled,” as that term is defined in the Internal Revenue Code).
The excess of the fair market value of the Company shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the Participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the

Participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the Participant will have a basis in those shares equal to the fair market value of the Company shares at the time of exercise.
If the Participant does not sell or otherwise dispose of the Company shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such Company shares to the Participant, then, upon disposition of such Company shares, any amount realized in excess of the exercise price will be taxed to the Participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the above holding period requirements are not met, the Participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the Company shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the Participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Full Value Awards.    A Participant who has been granted a full value award will not realize taxable income at the time of grant, provided that the Company shares subject to the award are not delivered at the time of grant, or if the Company shares are delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of Company shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the Participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the Participant.
Withholding of Taxes.    Company may withhold amounts from Participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, Participants may satisfy withholding requirements through cash payment, by having Company shares withheld from awards or by tendering previously owned Company shares to Company to satisfy tax withholding requirements. The Company shares withheld from awards may be used to satisfy not more than the maximum individual tax rate for the Participant in the applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities, including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).
Change In Control.    Any acceleration of the vesting or payment of awards under the Omnibus Plan in the event of a change in control in Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the Participant to a 20 percent excise tax and preclude deduction by a subsidiary.
ERISA.    The Omnibus Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and is not intended to be qualified under Section 401 of the Internal Revenue Code.
Tax Advice
The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Omnibus Plan. A Participant may also be subject to state and local taxes in connection with the grant of awards under the Omnibus Plan. In addition, a number of Participants reside outside the U.S. and are subject to taxation in other countries. The actual tax implications for any Participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act, the Company’s stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.
Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
The Board of Directors Recommends a Vote in Favor of Proposal 3.

PROPOSAL 4
ADVISORY VOTE ON FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act and the rules and regulations promulgated thereunder provide that, not less frequently than once every six years, an issuer shall include in its proxy statement for its annual meeting of shareholders an advisory resolution subject to a shareholder vote to determine whether a vote to approve an advisory resolution approving executive compensation, as set forth in Proposal 3 above, will occur every year, every two years or every three years. At the Annual Meeting, you are asked to vote on the resolution below to determine whether the vote to approve an advisory resolution approving the compensation of the named executive officers will be held every year, every two years or every three years.
“RESOLVED, that the advisory vote required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended, to approve the compensation of the named executive officers of Brickell Biotech, Inc. shall occur (i) every year; (ii) every two years; or (iii) every three years at the annual meeting of stockholders of Brickell Biotech, Inc., from and after the Annual Meeting.”
Under the rules and regulations of the SEC, your vote is advisory and will not be binding upon the Company or the Board and will not be construed to overrule any decision by the Company or the Board or require the Board to take any action. However, the Compensation Committee and the Board will take the results of this advisory vote into consideration when considering the frequency of the advisory vote to approve the compensation of the named executive officers.
The interval that receives a plurality of the votes cast at the Annual Meeting will be approved.
The Board believes that the goals of the Company’s executive compensation programs of supporting the long-term interests of the Company and long-term value creation for its stockholders are best served by an advisory vote to approve the compensation of the named executive officers in three-year intervals. The Board is concerned that this long-term focus could be compromised and undermined by holding such vote with any greater frequency by shifting the focus of executive compensation to short-term performance measures. In addition, the Board believes that three-year intervals will afford the Compensation Committee sufficient time to assess the stockholders’ views on the Company’s compensation programs and to effectively deliberate and implement appropriate responses. The three-year time frame will also give stockholders the best opportunity to evaluate the effectiveness of the Company’s compensation programs in view of the Company’s long-term goals.
The Board of Directors Recommends a Vote in Favor of Holding the Vote to Approve an Advisory Resolution Approving the Compensation of the Named Executive Officers Every THREE YEARS.

PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the year ending December 31, 2020. Ernst & Young has been engaged as our independent registered public accounting firm since 2017. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.
The Board of Directors Recommends a Vote in Favor of Proposal 5.
Fees of Principal Accounting Firm
The following table sets forth certain fees paid to Ernst & Young for the year ended December 31, 2019 including fees paid by Private Brickell for the Merger and prior to the Merger:

Year Ended December 31, 2019
Audit Fees (1)	$630,000
Audit-Related Fees (2)	70,500
Tax Fees (3)	17,712
All Other Fees	—
_________________

(1)
Represents aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s Form 10-Q filings, and other services that are normally provided in connection with regulatory filings or engagements.

(2)	Due diligence services performed in connection with the Merger.

(3)	Consultation on tax-related matters.
All fees described above were pre-approved by the Audit Committee of our Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference.
Audit Committee Report
The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Dennison T. Veru, Chairman of the Audit Committee, George B. Abercrombie and Vijay B. Samant. All of the members of the Audit Committee are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2). In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Ernst & Young a formal written statement describing all relationships between the Company and its independent registered public accounting firm that might bear on the registered public accounting firm’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young any relationships that may impact their objectivity and independence and satisfied itself as to Ernst & Young’s independence.
The Audit Committee discussed with Ernst & Young the matters required to be communicated by the applicable requirements of the PCAOB and SEC. In addition, with and without management present, the Audit Committee discussed and reviewed the results of Ernst & Young’s examination of the Company’s 2019 financial statements.
Based upon the Audit Committee’s discussion with management and Ernst & Young and the Audit Committee’s review of the representation of the Company’s management and the independent registered public accounting firm’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.
The charter of the Audit Committee provides that one duty of the Audit Committee is to determine whether to retain or to terminate the Company’s existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm for the ensuing year. In performing that duty, the Audit Committee evaluated the performance of Ernst & Young in performing the examination of the Company’s financial statements for the year ended December 31, 2019, and found such performance to be favorable and engaged Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The Audit Committee is seeking stockholder ratification of the selection of Ernst & Young to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020.
Audit Committee
Dennison T. Veru
George B. Abercrombie
Vijay B. Samant

SOLICITATION OF PROXIES
We have engaged Broadridge to assist us in soliciting proxies for the Annual Meeting. We will pay Broadridge a base fee of $6,995, plus reasonable out-of-pocket expenses, plus an additional fee based upon the number of contacts with stockholders made and work performed. We estimate the total amount payable to Broadridge will be approximately $10,000. Our officers, directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We will pay all of the costs of soliciting these proxies.
If you need assistance in voting or completing your proxy card or have questions regarding the Annual Meeting, please contact our proxy advisor:
Broadridge Financial Solutions, Inc.
51 Mercedes Way
Edgewood, NY 11717
+1 (631) 257-4513
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, named executive officers and any persons beneficially holding more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Our executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Specific due dates for these reports have been established and we are required to identify in this proxy statement those persons who failed to timely file these reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2019, all of our directors, officers and greater than 10% stockholders complied with the Section 16(a) filing requirements.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are the Company’s stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Brickell Biotech, Inc., Investor Relations, 5777 Central Avenue, Suite 102, Boulder, Colorado 80301 or contact (720) 505-4755. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

OTHER MATTERS
We know of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.
Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.
By Order of the Board of Directors

/s/ ROBERT B. BROWN
Robert B. Brown
Chief Executive Officer
Boulder, Colorado
March 30, 2020

Appendix A
Equity Incentive Plan

BRICKELL BIOTECH, INC.
2020 OMNIBUS LONG-TERM INCENTIVE PLAN

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ii

10.1.	General Restrictions	15
10.2.	Tax Withholding	15
10.3.	Grant and Use of Awards	15
10.4.	Dividends and Dividend Equivalents	15
10.5.	Settlement of Awards	15
10.6.	Transferability	15
10.7.	Form and Time of Elections	15
10.8.	Agreement With Company	15
10.9.	Action by Company or Subsidiary	15
10.10.	Gender and Number	15
10.11.	Limitation of Implied Rights	15
10.12.	Evidence	15
10.13.	Limitations under Section 409A	15

iii

BRICKELL BIOTECH, INC.
2020 OMNIBUS LONG-TERM INCENTIVE PLAN
SECTION 1
GENERAL
1.1.     Purpose. The Brickell Biotech, Inc. 2020 Omnibus Long-Term Incentive Plan (the “Plan”) has been established by Brickell Biotech, Inc., a Delaware corporation, (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align the interests of Participants with those of the Company’s other stockholders through compensation that is based on the Company’s shares; and thereby promote the long-term financial interest of the Company and the Related Companies including the growth in value of the Company’s shares and enhancement of long-term stockholder return. Capitalized terms in the Plan are defined in Section 2.
1.2.     Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become “Participants” in the Plan.
1.3.     Foreign Participants. In order to assure the viability of Awards granted to Participants who are subject to taxation in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such appendixes, supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 3.1 of the Plan.
1.4.     Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 8 (relating to operation and administration).
1.5.     History. The Plan was adopted by the Company on March 16, 2020, subject to approval by stockholders. To the extent not prohibited by Applicable Laws, Awards which are to use shares of Stock reserved under the Plan that are contingent on the approval by the Company’s stockholders may be granted prior to that meeting contingent on such approval. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the date on which the stockholders approved the Plan.

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SECTION 2
DEFINITIONS
2.1.     “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 8.
2.2.     “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
2.3.     “Award Agreement” means the written agreement, including an electronic agreement, setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
2.4.     “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options and Full Value Awards.
2.5.     “Board” means the Board of Directors of the Company.
2.6.     “Change in Control” means the first to occur of any of the following:

(a)
the consummation of a purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally;

(b)
the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction of the Company, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities;

(c)
the consummation of any plan of liquidation or dissolution of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries or the consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or

2

(d)
at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

2.7.     “Code” means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
2.8.     “Committee” has the meaning set forth in Section 8.1.
2.9.     “Common Stock” or “Stock” means the common stock of the Company.
2.10.     “Company” has the meaning set forth in Section 1.1.
2.11.     “Consultant” means any natural person engaged as a consultant or advisor by the Company or a Parent or Subsidiary or other Related Company (as determined by the Committee) to render bona fide services to such entity and such services are not in connection with the sale of shares of Stock in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.
2.12.     “Director” means a member of the Board.
2.13.     “Eligible Individual” means any Employee, Consultant or Director; provided, however, that to the extent required by the Code, an ISO may only be granted to an Employee of the Company or a Parent or Subsidiary. An Award may be granted to an Employee, Consultant or Director, in connection with hiring, retention or otherwise, prior to the date the Employee, Consultant or Director first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the Employee, Consultant or Director first performs such services.
2.14.     “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company or a Related Company (as determined by the Committee). Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
2.15.     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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2.16.     “Exercise Price” of each Option granted under this Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted.
2.17.     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Exchange, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the last previous trading day prior to such date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock will be the mean between the high bid and low asked prices for the Common Stock on the last previous trading day prior to such date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)	In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.
2.18.     A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future, with such grant subject to one or more conditions, as determined by the Committee.
2.19.      An “Incentive Stock Option” or an “ISO” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.
2.20.     A “Non-Qualified Option or an “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Section 422(b) of the Code.
2.21.     An “Option” entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Plan may be either an ISO or an NQO as determined in the discretion of the Committee.
2.22.     “Outside Director” means a Director of the Company who is not an officer or employee of the Company or the Related Companies.

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2.23.     “Parent” means a parent corporation within the meaning of Section 424(e) of the Code.
2.24.     “Participant” means the holder of an outstanding Award.
2.25.     “Period of Restriction” means the period during which the transfer of shares of Stock are subject to restrictions and therefore, the shares of Stock are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
2.26.     “Plan” has the meaning set forth in Section 1.1.
2.27.     “Related Company” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which a controlling interest in such entity is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has, directly or indirectly, a significant interest (whether through the ownership of securities or otherwise), as determined in the discretion of the Committee.
2.28.     “Securities Act” means the Securities Act of 1933, as amended.
2.29.     “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
2.30.     “Termination Date” means the date on which a Participant both ceases to be an employee of the Company and the Related Companies and ceases to perform material services for the Company and the Related Companies (whether as a director or otherwise), regardless of the reason for the cessation; provided that a “Termination Date” shall not be considered to have occurred during the period in which the reason for the cessation of services is a leave of absence approved by the Company or the Related Company which was the recipient of the Participant’s services; and provided, further that, with respect to an Outside Director, “Termination Date” means the date on which the Outside Director’s service as an Outside Director terminates for any reason. If, as a result of a sale or other transaction, the entity for which the Participant performs services ceases to be a Related Company (and such entity is or becomes an entity separate from the Company), the occurrence of such transaction shall be the Participant’s Termination Date. With respect to Awards that constitute deferred compensation subject to Section 409A of the Code, references to the Participant's termination of employment (including references to the Participant's employment termination, and to the Participant terminating employment, a Participant’s separation from service, and other similar reference) and references to a Participant's termination as a Director (including separation from service and other similar references) shall mean the date that the Participant incurs a “separation from service” within the meaning of Section 409A of the Code.

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SECTION 3
SHARES OF STOCK AND PLAN LIMITS
3.1.     Shares of Stock and Other Amounts Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)
Subject to the following provisions of this Section 3.1, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be the sum of (i) 679,389 shares of Stock (which number includes all shares available for delivery under this Section 3.1(a) since the establishment of the Plan, determined in accordance with the terms of the Plan); and (ii) any shares granted previously under the Company’s 2009 Equity Incentive Plan, as amended and the Amended and Restated Stock Incentive Plan of Vical Incorporated (the “Prior Plans”) that are forfeited, expire or are canceled after the Effective Date without delivery of shares or which result in the forfeiture of the shares back to the Company to the extent that such shares would have been added back to the reserve under the terms of the Prior Plans, but not including shares that remained available for grant pursuant to the Prior Plans that were not previously granted. Shares of Stock issued by the Company in connection with awards that are assumed or substituted in connection with a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction shall not be counted against the number of shares of Stock that may be issued with respect to Awards under the Plan.

(b)
Only shares of Stock, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under Section 3.1(a) above, regardless of whether the Award is denominated in shares of Stock or cash. Consistent with the foregoing:

(i)
To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or cancelled, or the shares of Stock are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash), such shares of Stock shall not be deemed to have been delivered for purposes of the determination under Section 3.1(a) above.

(ii)
Subject to the provisions of paragraph (i) above, the total number of shares of Stock covered by an Award will be treated as delivered for purposes of this paragraph (b) to the extent payments or benefits are delivered to the Participant with respect to such shares. Accordingly (A) if shares covered by an Award are used to satisfy the applicable tax withholding obligation or Exercise Price, the number of shares held back by the Company to satisfy such withholding obligation or Exercise Price shall be considered to have been delivered; (B) if the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation,

6

including shares of Stock that would otherwise be distributable upon the exercise of the Option), the number of shares tendered to satisfy such Exercise Price shall be considered to have been delivered; and (C) if shares of Stock are repurchased by the Company with proceeds received from the exercise of an option issued under this Plan, the total number of such shares repurchased shall be deemed delivered.

(c)
The shares of Stock with respect to which Awards may be made under the Plan shall be: (i) shares currently authorized but unissued; (ii) to the extent permitted by Applicable Law, shares currently held or acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions; or (iii) shares purchased in the open market by a direct or indirect wholly-owned subsidiary of the Company (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company). The Company may contribute to the subsidiary or trust an amount sufficient to accomplish the purchase in the open market of the shares of Stock to be so acquired (as determined by the Chief Executive Officer or the Chief Financial Officer of the Company).

3.2.     Adjustments. In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, share exchange split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares), the Committee shall, in the manner it determines equitable in its sole discretion, adjust Awards to reflect the transactions. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and (iv) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price). However, in no event shall this Section 3.2 be construed to permit a modification (including a replacement) of an Option if such modification either: (i) would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code; or (ii) would cause the Option subject to the modification (or cause a replacement Option) to be subject to Section 409A of the Code, provided that the restriction of this clause (ii) shall not apply to any Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.
3.3.     Plan Limitations. Subject to Section 3.2, the following additional maximums are imposed under the Plan:

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(a)
The maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs granted under the Plan shall be 679,389 shares of Stock (which number includes all shares of Stock available for delivery under this Section 3.3(a) since the establishment of the Plan, determined in accordance with the terms of the Plan).

(b)
Notwithstanding the provisions of Sections 4.5 and 5.4 of the Plan, the Committee may grant Awards that are not subject to the minimum vesting limitations of Sections 4.5 (with respect to Options) and of Section 5.4 (with respect to Full Value Awards) in certain circumstances as determined by the Committee in its sole discretion; provided, however, that the aggregate number of shares of Stock subject to Options and Full Value Awards granted pursuant to the Plan that are not subject to the minimum vesting limitations of Sections 4.5 and 5.4 (excluding any such Awards to the extent that they have been forfeited or cancelled) may not exceed 5% of the limit imposed by subsection 3.1(a) (relating to the limit on shares of Stock granted under the Plan).

SECTION 4
OPTIONS
4.1.     Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to an Eligible Individual in such amounts as the Administrator, in its sole discretion, will determine. Each Option will be designated in the Award Agreement as either an ISO or an NQO. Notwithstanding a designation for a grant of Options as ISOs, however, to the extent that the aggregate Fair Market Value of the shares of Stock with respect to which ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as NQOs. For purposes of this Section 4.1, ISOs will be taken into account in the order in which they were granted, the Fair Market Value of the shares of Stock will be determined as of the time the Option with respect to such shares of Stock is granted, and calculation will be performed in accordance with Section 422 of the Code and Treasury Regulations promulgated thereunder.
4.2.     Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the date of grant of the Option, the Exercise Price, the term of the Option, the number of shares of Stock subject to the Option, the exercise restrictions, if any, applicable to the Option, including the dates upon which the Option is first exercisable in whole and/or part, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
4.3.     Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than 10 years from the date of grant thereof. In the case of an ISO granted to a Participant who, at the time the ISO is granted, owns capital stock representing more than 10% of the total combined voting power

8

of all classes of capital stock of the Company or any Parent or Subsidiary, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the Award Agreement.
4.4.     Exercise Price. The Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value, if any, of a share of Stock). In addition, in the case of an ISO granted to an Employee who owns capital stock representing more than 10% of the voting power of all classes of capital stock of the Company or any Parent or Subsidiary, the per share Exercise Price will be no less than 110% of the Fair Market Value per share of Stock on the date of grant. Notwithstanding the foregoing provisions of this Section 4.4, Options may be granted with a per share Exercise Price of less than 100% of the Fair Market Value per share of Stock on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
4.5.     Minimum Vesting. Notwithstanding the foregoing, and subject to Section 3.3(b), in no event shall an Option granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, Change in Control or involuntary termination).
4.6.     Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:

(a)
Subject to the following provisions of this Section 4.6, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 4.6(c), payment may be made as soon as practicable after the exercise).

(b)
Subject to Applicable Law, the full Exercise Price shall be payable in cash, by promissory note, or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee (including shares otherwise distributable pursuant to the exercise of the Option), and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)
Subject to Applicable Law, if shares are publicly traded, the Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares of Stock) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

4.7.     No Repricing. Except for either adjustments pursuant to Section 3.2 (relating to the adjustment of shares of Stock), or reductions of the Exercise Price approved

9

by the Company's stockholders, the Exercise Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower Exercise Price. Except as approved by Company’s stockholders, in no event shall any Option granted under the Plan be surrendered to Company in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option is greater than the then current Fair Market Value of a share of Stock. In addition, no repricing of an Option shall be permitted without the approval of Company’s stockholders if such approval is required under the rules of any stock exchange on which Stock is listed.

SECTION 5
FULL VALUE AWARDS
5.1.     Grant of Full Value Award. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Full Value Awards to Eligible Individuals in such amounts as the Administrator, in its sole discretion, will determine.
5.2.     Full Value Award Agreement. Each Full Value Award will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of shares of Stock granted, and such other terms and conditions as the Administrator, in its sole discretion, may determine.
5.3.     Conditions. A Full Value Award may be subject to one or more of the following, as determined by the Committee:

(a)	The grant shall be in consideration of a Participant’s previously performed services, or surrender of other compensation that may be due.

(b)	The grant shall be contingent on the achievement of performance or other objectives during a specified period.

(c)
The grant shall be subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives.

The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.
5.4.     Minimum Vesting.

(a)	Notwithstanding the foregoing, and subject to Section 3.3(b), if a Participant’s right to become vested in a Full Value Award is conditioned on the completion of a specified

10

period of service with the Company or the Related Companies, without achievement of performance targets or other performance objectives (whether or not related to performance measures) being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination). The foregoing requirements shall not apply to grants that are a form of payment of earned performance awards or other incentive compensation.

(b)
Notwithstanding the foregoing, and subject to Section 3.3(b), if a Participant’s right to become vested in a Full Value Award is conditioned on the achievement of performance targets or other performance objectives (whether or not related to performance measures and whether or not such Full Value Award is designated as “Performance-Based Compensation”), then the required performance period for determining the achievement of such performance targets or other performance objectives for vesting shall be not less than one year (subject, to the extent provided by the Committee, to acceleration of vesting in the event of the Participant’s death, disability, Change in Control or involuntary termination).

SECTION 6
CASH INCENTIVE AWARDS
6.1.     A Cash Incentive Award is the grant of a right to receive a payment of cash (or in the discretion of the Committee, Shares having value equivalent to the cash otherwise payable) that is contingent on achievement of performance or other objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. Except as otherwise provided in the applicable plan or arrangement, distribution of any bonus awards by the Company or its Subsidiaries (whether granted this Plan or otherwise), for a performance period ending in a calendar year, shall be made to the participant between January 1 and March 15 of the following calendar year; provided, however, that for purposes of determining compliance with Code section 409A, a payment will be considered to satisfy the requirement of this sentence if distribution is made no later than the end of the calendar year following the end of the applicable performance period.

SECTION 7
CHANGE IN CONTROL
7.1.     Change in Control. Subject to the provisions of Section 3.2 and the authority of the Committee to take the actions permitted pursuant to Section 7.2, the occurrence of a Change in Control shall have the effect, if any, with respect to any Award

11

as set forth in the Award Agreement or, to the extent not prohibited by the Plan or the Award Agreement, as provided by the Committee.
7.2.     Committee Actions On A Change in Control. On a Change in Control, if the Plan is terminated by the Company or its successor without provision for the continuation of outstanding Awards hereunder, the Committee may cancel any outstanding Awards in return for cash payment of the current value of the Award, determined with the Award fully vested at the time of payment, provided that in the case of an Option, the amount of such payment will be the excess of value of the shares of Stock subject to the Option at the time of the transaction over the Exercise Price; provided, further, that in the case of an Option, such Option will be cancelled with no payment if, as of the Change in Control, the value of the shares of Stock subject to the Option at the time of the transaction are equal to or less than the Exercise Price. However, in no event shall this Section 7.2 be construed to permit a payment if such payment would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code.

SECTION 8
COMMITTEE
8.1.     Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Section 8. The Committee shall be selected by the Board, and shall consist of two or more members of the Board. Unless otherwise provided by the Board, the Compensation Committee of the Board shall serve as the Committee. As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by Applicable Law, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
8.2.     Selection of Committee. So long as the Company is subject to Section 16 of the Exchange Act, the Committee shall be selected by the Board and shall consist of not fewer than two members of the Board or such greater number as may be required for compliance with Rule 16b-3 issued under the Exchange Act and shall be comprised of persons who are independent for purposes of applicable stock exchange listing requirements and who would meet the requirements of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934.
8.3.     Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)
Subject to the provisions of the Plan, the Committee will have the authority and discretion to select individuals who shall be Eligible Individuals and who, therefore, are eligible to receive Awards under the Plan. The Committee shall have the authority to determine the time or times of receipt of Awards, to determine the types of Awards

12

and the number of shares of Stock covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, to cancel or suspend Awards, and to accelerate the exercisability or vesting of any Award under circumstances designated by it. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s present and potential contribution to the Company’s or a Related Company’s success and such other factors as the Committee deems relevant.

(b)
To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)
The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and conditions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.

(f)
Notwithstanding any other provision of the Plan, no benefit shall be distributed under the Plan to any person unless the Committee, in its sole discretion, determines that such person is entitled to benefits under the Plan.

8.4.     Delegation by Committee. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
8.5.     Information to be Furnished to Committee. The Company, Subsidiaries and any applicable Related Company shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company, Subsidiaries and any applicable Related Company as to an employee’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee

13

such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
8.6.     Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Related Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Related Company. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 9
AMENDMENT AND TERMINATION
The Board may, at any time, amend or terminate the Plan, and the Board or the Committee may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board (or the Committee if applicable); and further provided that adjustments pursuant to Section 3.2 shall not be subject to the foregoing limitations of this Section 9; and further provided that the provisions of Section 4.7 (relating to Option repricing) cannot be amended unless the amendment is approved by the Company's stockholders. Approval by the Company’s stockholders will be required for any material revision to the terms of the Plan, with the Committee’s determination of “material revision” to take into account the exemptions under applicable stock exchange rules. No amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Section 409A of the Code or, except as otherwise provided in the amendment, would cause amounts that were not otherwise subject to Section 409A of the Code to become subject to Section 409A of the Code.

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SECTION 10
GENERAL PROVISIONS
10.1.     General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)
Notwithstanding any other provision of the Plan, the Company shall have no obligation to recognize an exercise of an Option or deliver any shares of Stock or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all Applicable Laws (including, without limitation, the requirements of the United States Securities Act of 1933 and the securities laws of any other applicable jurisdiction), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.

(b)
To the extent that the Plan provides for issuance of share certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by Applicable Law, the By-laws of the Company.

(c)	To the extent provided by the Committee, any Award may be settled in cash rather than shares of Stock.
10.2.     Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to Applicable Law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns; or (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan (including shares otherwise distributable pursuant to the Award); provided, however, that such shares of Stock under this clause (iii) may be used to satisfy not more than the maximum individual tax rate for the Participant in applicable jurisdiction for such Participant (based on the applicable rates of the relevant tax authorities (for example, federal, state, and local), including the Participant’s share of payroll or similar taxes, as provided in tax law, regulations, or the authority’s administrative practices, not to exceed the highest statutory rate in that jurisdiction, even if that rate exceeds the highest rate that may be applicable to the specific Participant).
10.3.     Grant and Use of Awards. In the discretion of the Committee, an Eligible Individual may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to an Eligible Individual. Subject to Section 4.7 (relating to repricing), Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary or a Related

15

Company). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary or a Related Company, including the plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations. Notwithstanding the provisions of Section 4.4, Options granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary or a Related Company assumed in business combinations may provide for Exercise Prices that are less than the Fair Market Value of the shares of Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award. The provisions of this Section shall be subject to the provisions of Section 10.13.
10.4.     Dividends and Dividend Equivalents. An Award (other than an Option) may provide the Participant with the right to receive dividend or dividend equivalent payments with respect to shares of Stock subject to the Award; provided, however, that no dividend or dividend equivalents granted in relation to Full Value Awards that are subject to vesting shall be settled prior to the date that such Full Value Award (or applicable portion thereof) becomes vested and is settled. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, will be subject to the Company's By-laws as well as Applicable Law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in share of Stock equivalents. The provisions of this Section shall be subject to the provisions of Section 10.13.
10.5.     Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment or distribution, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred share of Stock equivalents. Except for Options designated at the time of grant or otherwise as intended to be subject to Section 409A of the Code, this Section 10.5 shall not be construed to permit the deferred settlement of Options, if such settlement would result in deferral of compensation under Treas. Reg. §1.409A-1(b)(5)(i)(A)(3) (except as permitted in Sections (i) and (ii) of that section). Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee. The provisions of this Section shall be subject to the provisions of Section 10.13.

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10.6.     Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.
10.7.     Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
10.8.     Agreement With Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.
10.9.     Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary or Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by Applicable Law or applicable rules of any stock exchange) by a duly authorized officer of such company.
10.10.     Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.
10.11.     Limitation of Implied Rights.

(a)
Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary or Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary or Related Company, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary or Related Company, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary or Related Company shall be sufficient to pay any benefits to any person.

(b)	The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in

17

the employ of the Company or any Subsidiary or Related Company or the right to continue to provide services to the Company or any Subsidiary or Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company's Register of share of stockholders.

(c)
All Stock and shares issued under any Award or otherwise are to be held subject to the provisions of the Company's By-laws and each Participant is deemed to agree to be bound by the terms of the Company's By-laws as they stand at the time of issue of any shares of Stock under the Plan.

10.12.     Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
10.13.     Limitations under Section 409A. The provisions of the Plan shall be subject to the following:

(a)
Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

(b)
Neither Section 10.3 nor any other provision of the Plan shall be construed to permit the grant of an Option if such action would cause the Option being granted or the option or stock appreciation right being replaced to be subject to Section 409A of the Code, provided that this Section (b) shall not apply to any Option (or option or stock appreciation right granted under another plan) being replaced that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code.

(c)
Except with respect to an Option that, at the time it is granted or otherwise, is designated as being deferred compensation subject to Section 409A of the Code, no Option shall condition the receipt of dividends with respect to an Option on the exercise of such Award, or otherwise provide for payment of such dividends in a manner that would

18

cause the payment to be treated as an offset to or reduction of the Exercise Price of the Option pursuant Treas. Reg. §1.409A-1(b)(5)(i)(E).

(d)
The Plan shall not be construed to permit a modification of an Award, or to permit the payment of a dividend or dividend equivalent, if such actions would result in accelerated recognition of taxable income or imposition of additional tax under Section 409A of the Code.

19

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, April 19, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, April 19, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D07932-P37634 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRICKELL BIOTECH, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

Nominees:

To be elected as Class I directors for terms expiring in 2023:	For	Withhold
1a. George Abercrombie	☐	☐
1b. Vijay B. Samant	☐	☐
To be elected as Class III directors for terms expiring in 2022:		
1c. Reginald L. Hardy	☐	☐
1d. Gary A. Lyons	☐	☐
1e. Robert B. Brown	☐	☐

The Board of Directors recommends you vote for 3 Years FOR Proposal 4:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of the Company's named executive officers;	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 5:

NOTE: Please sign as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D07933-P37634

BRICKELL BIOTECH, INC.
Annual Meeting of Stockholders
April 20, 2020, 10:00 AM (Mountain Time)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert B. Brown and Andrew D. Sklawer, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Brickell Biotech, Inc.'s Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held April 20, 2020 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR 3 YEARS FOR PROPOSAL 4 AND FOR PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)